NEWS RELEASE
November 1, 2018 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                              (301) 429-4638
Washington, DC

URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the quarter ended September 30, 2018.  Net revenue was approximately $110.7 million, a decrease of 1.2% from the same period in 2017. Broadcast and digital operating income1 was approximately $43.4 million, an increase of 6.8% from the same period in 2017. The Company reported operating income of approximately $32.1 million for the three months ended September 30, 2018, compared to approximately $3.5 million for the same period in 2017. Net income was approximately $23.0 million or $0.51 per share (basic) compared to net loss of approximately $7.9 million or $0.17 per share (basic) for the same period in 2017. Adjusted EBITDA2 was approximately $37.8 million for the three months ended September 30, 2018, compared to $34.0 million for the same period in 2017, an increase of 11.4%.

Alfred C. Liggins, III, Urban One's CEO and President stated, "I was pleased with our overall Adjusted EBITDA growth, which puts us in a great position to hit or exceed our full year guidance of $140 million. We outperformed our radio markets, a trend that looks set to continue into the fourth quarter, where we are currently pacing up 10% excluding political advertising, and up 20% with political. As TV One heads into the new broadcast calendar year, we are optimistic that the recent declines in cable TV advertising can be reversed, and we continue to manage our costs prudently, enabling the business to grow its cashflow in a challenging marketplace."

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PAGE 2 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$110,730	$112,078	$325,557	$331,005
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	30,952	34,892	93,474	99,798
Selling, general and administrative, excluding stock-based compensation	36,364	36,525	111,831	113,827
Corporate selling, general and administrative, excluding stock-based compensation	1,846	10,279	20,963	28,646
Stock-based compensation	1,134	1,655	3,635	1,946
Depreciation and amortization	8,333	8,804	24,869	25,548
Impairment of long-lived assets	-	16,392	6,556	29,148
Total operating expenses	78,629	108,547	261,328	298,913
Operating income	32,101	3,531	64,229	32,092
INTEREST INCOME	33	12	194	160
INTEREST EXPENSE	18,987	19,938	57,423	60,147
GAIN ON SALE-LEASEBACK	-	-	-	(14,411)
(GAIN) LOSS ON RETIREMENT OF DEBT	(120)	(690)	(985)	6,393
OTHER INCOME, net	(1,935)	(1,850)	(5,850)	(4,745)
Income (loss) before benefit from income taxes and noncontrolling interest in income of subsidiaries	15,202	(13,855)	13,835	(15,132)
BENEFIT FROM INCOME TAXES	(8,173)	(6,037)	(10,914)	(5,967)
CONSOLIDATED NET INCOME (LOSS)	23,375	(7,818)	24,749	(9,165)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	331	68	670	232
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$23,044	$(7,886)	$24,079	$(9,397)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$23,044	$(7,886)	$24,079	$(9,397)

Weighted average shares outstanding - basic[3]	45,128,341	46,681,585	45,946,820	47,487,607
Weighted average shares outstanding - diluted[4]	47,462,358	46,681,585	48,376,362	47,487,607

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PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Consolidated net income (loss) attributable to common stockholders (basic)	$0.51	$(0.17)	$0.52	$(0.20)

Consolidated net income (loss) attributable to common stockholders (diluted)	$0.49	$(0.17)	$0.50	$(0.20)

SELECTED OTHER DATA
Broadcast and digital operating income [1]	$43,414	$40,661	$120,252	$117,380
Broadcast and digital operating income margin (% of net revenue)	39.2%	36.3%	36.9%	35.5%

Broadcast and digital operating income reconciliation:

Consolidated net income (loss) attributable to common stockholders	$23,044	$(7,886)	$24,079	$(9,397)
Add back non-broadcast and digital operating income items included in consolidated net income (loss):
Interest income	(33)	(12)	(194)	(160)
Interest expense	18,987	19,938	57,423	60,147
Benefit from income taxes	(8,173)	(6,037)	(10,914)	(5,967)
Corporate selling, general and administrative expenses	1,846	10,279	20,963	28,646
Stock-based compensation	1,134	1,655	3,635	1,946
Gain on sale-leaseback	-	-	-	(14,411)
(Gain) loss on retirement of debt	(120)	(690)	(985)	6,393
Other income, net	(1,935)	(1,850)	(5,850)	(4,745)
Depreciation and amortization	8,333	8,804	24,869	25,548
Noncontrolling interest in income of subsidiaries	331	68	670	232
Impairment of long-lived assets	-	16,392	6,556	29,148
Broadcast and digital operating income	$43,414	$40,661	$120,252	$117,380

Adjusted EBITDA[2]	$37,811	$33,954	$105,287	$98,353

Adjusted EBITDA reconciliation:

Consolidated net income (loss) attributable to common stockholders:	$23,044	$(7,886)	$24,079	$(9,397)
Interest income	(33)	(12)	(194)	(160)
Interest expense	18,987	19,938	57,423	60,147
Benefit from income taxes	(8,173)	(6,037)	(10,914)	(5,967)
Depreciation and amortization	8,333	8,804	24,869	25,548
EBITDA	$42,158	$14,807	$95,263	$70,171
Stock-based compensation	1,134	1,655	3,635	1,946
Gain on sale-leaseback	-	-	-	(14,411)
(Gain) loss on retirement of debt	(120)	(690)	(985)	6,393
Other income, net	(1,935)	(1,850)	(5,850)	(4,745)
Noncontrolling interest in income of subsidiaries	331	68	670	232
Employment Agreement Award, incentive plan award expenses and other compensation	(6,355)	1,391	(2,481)	3,875
Contingent consideration from acquisition	265	-	1,715	-
Severance-related costs	622	651	1,621	1,254
Cost method investment income from MGM National Harbor	1,711	1,530	5,143	4,490
Impairment of long-lived assets	-	16,392	6,556	29,148
Adjusted EBITDA	$37,811	$33,954	$105,287	$98,353

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PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	September 30, 2018	December 31, 2017
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$46,098	$37,811
Intangible assets, net	935,292	971,484
Total assets	1,287,541	1,316,755
Total debt (including current portion, net of original issue discount and issuance costs)	940,209	970,666
Total liabilities	1,213,645	1,263,320
Total stockholders' equity	62,784	42,655
Redeemable noncontrolling interest	11,112	10,780

	September 30, 2018	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2017 Credit Facility, net of original issue discount and issuance costs of approximately $7.1 million (subject to variable rates) (a)	$337,636	6.25%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of $758,000 (fixed rate)	244,242	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $3.5 million (fixed rate)	346,459	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Urban One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Urban One's reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Urban One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended September 30,
	2018	2017	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$52,136	$50,881	$1,255	2.5%
Political Advertising	917	243	674	277.4%
Digital Advertising	8,734	8,107	627	7.7%
Cable Television Advertising	19,157	20,791	(1,634)	-7.9%
Cable Television Affiliate Fees	26,244	26,558	(314)	-1.2%
Event Revenues & Other	3,542	5,498	(1,956)	-35.6%

Net Revenue (as reported)	$110,730	$112,078	$(1,348)	-1.2%

Net revenue decreased to approximately $110.7 million for the quarter ended September 30, 2018, from approximately $112.1 million for the same period in 2017. Net revenues from our radio broadcasting segment increased 1.7% compared to the same period in 2017. We experienced net revenue declines most significantly in our Atlanta, Indianapolis and Philadelphia markets, with our Columbus, Dallas, Houston, Raleigh and Washington DC markets experiencing growth for the quarter. We recognized approximately $45.4 million of revenue from our cable television segment during the three months ended September 30, 2018, compared to approximately $48.4 million for the same period in 2017, with a decrease primarily in advertising sales. Net revenue from our Reach Media segment increased 3.2% for the quarter ended September 30, 2018, compared to the same period in 2017. Finally, net revenues for our digital segment increased 7.9% for the three months ended September 30, 2018, compared to the same period in 2017, primarily due to an increase in direct revenues.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $69.2 million for the quarter ended September 30, 2018, down 15.3% from the approximately $81.7 million incurred for the comparable quarter in 2017. The overall operating expense decrease was driven by lower programming and technical expenses as well as lower selling, general and administrative expenses and corporate selling, general and administrative expenses. Our cable broadcasting segment generated a decrease in programming and technical expenses of approximately $4.1 million for the three months ended September 30 2018, compared to the same period in 2017 due primarily to lower program content expense driven by reduced amortization for original programing.

During the quarter ended September 30, 2018, management changed the methodology used in calculating the fair value of the Company's Employment Agreement Award liability to simplify the calculation. The Compensation Committee of the Board of Directors approved the simplified method which eliminates certain assumptions that were historically used in the determination of the fair value of this liability.  The revised methodology results in an adjustment of approximately $6.6 million during the quarter ended September 30, 2018 to reflect this change in estimate.

Depreciation and amortization expense decreased 5.3% for the quarter ended September 30, 2018, primarily due to the mix of assets approaching or near the end of their useful lives.

Interest expense decreased to approximately $19.0 million for the quarter ended September 30, 2018, compared to approximately $19.9 million for the same period in 2017. The Company made cash interest payments of approximately $17.5 million on its outstanding debt for the quarter ended September 30, 2018, compared to cash interest payments of approximately $20.2 million on all outstanding instruments for the quarter ended September 30, 2017.

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PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

The gain on retirement of debt of $120,000 for the quarter ended September 30, 2018, was due to the redemption of approximately $5.0 million of our 2020 Notes at a discount. The gain on retirement of debt of $690,000 for the quarter ended September 30, 2017, was due to the redemption of approximately $20 million of our 2020 Notes at a discount.

The impairment of long-lived assets for the three months ended September 30, 2017, was related to a non-cash impairment charge recorded to reduce the carrying value of our Columbus and Houston radio broadcasting licenses.

For the three months ended September 30, 2018, we recorded a benefit from income taxes of approximately $8.2 million on pre-tax income from continuing operations of approximately $15.2 million, that results in a tax rate of (53.8)%, of which approximately $10.4 million is attributable to deferred tax benefits that are expected to be recognizable at the end of the year, and tax expense of approximately $2.2 million related to provision to return adjustments, and state rate and legislative changes. For the three months ended September 30, 2017, we recorded a benefit from income taxes of approximately $6.0 million on a pre-tax loss from continuing operations of approximately $13.9 million. The Company paid $48,000 and $66,000 in taxes for the quarters ended September 30, 2018 and 2017, respectively.

Other income, net was approximately $1.9 million for each of the quarters ended September 30, 2018 and 2017. For the three months ended September 30, 2018 and 2017, the Company recognized approximately $1.7 million and $1.5 million, respectively, of cost method investment income from its MGM investment.

The increase in noncontrolling interests in income of subsidiaries was due primarily to higher net income recognized by Reach Media during the three months ended September 30, 2018, compared to the same period in 2017.

Other pertinent financial information includes capital expenditures of approximately $1.6 million and $964,000 for the quarters ended September 30, 2018 and 2017, respectively.

During the three months ended September 30, 2018, the Company repurchased 3,928 shares of Class A common stock in the amount of $9,000 and repurchased 702,282 shares of Class D common stock in the amount of approximately $1.5 million. During the three months ended September 30, 2017, the Company did not repurchase any Class A common stock and repurchased 672,366 shares of Class D common stock in the amount of approximately $1.3 million.

The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the three months ended September 30, 2018, the Company executed a Stock Vest Tax Repurchase of 20,787 shares of Class D Common Stock in the amount of $44,000. During the three months ended September 30, 2017, the Company executed a Stock Vest Tax Repurchase of 35,370 shares of Class D Common Stock in the amount of $67,000.

Supplemental Financial Information:
For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2018 and 2017 are included.

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PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2018
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$110,730	$45,958	$10,822	$8,749	$45,401	$(200)
OPERATING EXPENSES:
Programming and technical	30,952	10,327	4,266	3,423	13,056	(120)
Selling, general and administrative	36,364	18,880	3,607	5,928	8,028	(79)
Corporate selling, general and administrative	1,846	-	855	-	1,704	(713)
Stock-based compensation	1,134	166	12	12	7	937
Depreciation and amortization	8,333	872	63	482	6,577	339
Total operating expenses	78,629	30,245	8,803	9,845	29,372	364
Operating income (loss)	32,101	15,713	2,019	(1,096)	16,029	(564)
INTEREST INCOME	33	-	-	-	-	33
INTEREST EXPENSE	18,987	337	-	-	1,919	16,731
GAIN ON RETIREMENT OF DEBT	(120)	-	-	-	-	(120)
OTHER INCOME, net	(1,935)	(204)	-	-	(2)	(1,729)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	15,202	15,580	2,019	(1,096)	14,112	(15,413)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(8,173)	3,586	458	117	3,534	(15,868)
CONSOLIDATED NET INCOME (LOSS)	23,375	11,994	1,561	(1,213)	10,578	455
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	331	-	-	-	-	331
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$23,044	$11,994	$1,561	$(1,213)	$10,578	$124

Adjusted EBITDA[2]	$37,811	$16,854	$2,107	$(110)	$22,935	$(3,975)

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PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$112,078	$45,184	$10,491	$8,107	$48,374	$(78)
OPERATING EXPENSES:
Programming and technical	34,892	8,920	5,441	3,396	17,156	(21)
Selling, general and administrative	36,525	18,845	3,644	4,778	9,314	(56)
Corporate selling, general and administrative	10,279	-	927	4	2,355	6,993
Stock-based compensation	1,655	122	6	-	204	1,323
Depreciation and amortization	8,804	923	52	812	6,567	450
Impairment of long-lived assets	16,392	16,392	-	-	-	-
Total operating expenses	108,547	45,202	10,070	8,990	35,596	8,689
Operating income (loss)	3,531	(18)	421	(883)	12,778	(8,767)
INTEREST INCOME	12	-	-	-	-	12
INTEREST EXPENSE	19,938	376	-	-	1,919	17,643
GAIN ON RETIREMENT OF DEBT	(690)	-	-	-	-	(690)
OTHER INCOME, net	(1,850)	(210)	-	-	-	(1,640)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(13,855)	(184)	421	(883)	10,859	(24,068)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(6,037)	(21)	189	(13)	4,035	(10,227)
CONSOLIDATED NET (LOSS) INCOME	(7,818)	(163)	232	(870)	6,824	(13,841)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	68	-	-	-	-	68
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,886)	$(163)	$232	$(870)	$6,824	$(13,909)

Adjusted EBITDA[2]	$33,954	$17,547	$634	$(60)	$19,858	$(4,025)

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PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2018
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$325,557	$131,924	$33,721	$23,454	$138,414	$(1,956)
OPERATING EXPENSES:
Programming and technical	93,474	29,839	12,801	10,256	40,962	(384)
Selling, general and administrative	111,831	55,272	14,462	18,485	25,201	(1,589)
Corporate selling, general and administrative	20,963	-	2,396	5	5,900	12,662
Stock-based compensation	3,635	477	41	84	9	3,024
Depreciation and amortization	24,869	2,590	189	1,435	19,690	965
Impairment of long-lived assets	6,556	6,556	-	-	-	-
Total operating expenses	261,328	94,734	29,889	30,265	91,762	14,678
Operating income (loss)	64,229	37,190	3,832	(6,811)	46,652	(16,634)
INTEREST INCOME	194	-	-	-	-	194
INTEREST EXPENSE	57,423	1,026	-	-	5,756	50,641
GAIN ON RETIREMENT OF DEBT	(985)	-	-	-	-	(985)
OTHER INCOME, net	(5,850)	(642)	-	-	(2)	(5,206)
Income (loss) before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	13,835	36,806	3,832	(6,811)	40,898	(60,890)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(10,914)	8,749	940	(630)	10,141	(30,114)
CONSOLIDATED NET INCOME (LOSS)	24,749	28,057	2,892	(6,181)	30,757	(30,776)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	670	-	-	-	-	670
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$24,079	$28,057	$2,892	$(6,181)	$30,757	$(31,446)

Adjusted EBITDA[2]	$105,287	$47,279	$4,075	$(3,242)	$67,857	$(10,682)

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PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$331,005	$133,082	$35,682	$20,353	$142,298	$(410)
OPERATING EXPENSES:
Programming and technical	99,798	26,058	16,267	9,509	48,013	(49)
Selling, general and administrative	113,827	57,074	14,906	13,526	28,621	(300)
Corporate selling, general and administrative	28,646	-	2,613	5	5,496	20,532
Stock-based compensation	1,946	249	6	-	204	1,487
Depreciation and amortization	25,548	2,819	158	1,616	19,696	1,259
Impairment of long-lived assets	29,148	29,148	-	-	-	-
Total operating expenses	298,913	115,348	33,950	24,656	102,030	22,929
Operating income (loss)	32,092	17,734	1,732	(4,303)	40,268	(23,339)
INTEREST INCOME	160	-	-	-	-	160
INTEREST EXPENSE	60,147	1,082	-	-	5,757	53,308
GAIN ON SALE-LEASEBACK	(14,411)	(14,411)	-	-	-	-
LOSS ON RETIREMENT OF DEBT	6,393	-	-	-	-	6,393
OTHER INCOME, net	(4,745)	(388)	-	-	-	(4,357)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in income of subsidiaries	(15,132)	31,451	1,732	(4,303)	34,511	(78,523)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(5,967)	12,291	651	80	13,102	(32,091)
CONSOLIDATED NET (LOSS ) INCOME	(9,165)	19,160	1,081	(4,383)	21,409	(46,432)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	232	-	-	-	-	232
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,397)	$19,160	$1,081	$(4,383)	$21,409	$(46,664)

Adjusted EBITDA[2]	$98,353	$50,538	$2,111	$(2,640)	$60,511	$(12,167)

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PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER RESULTS

Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2018. The conference call is scheduled for Thursday, November 01, 2018 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1059; international callers may dial direct (+1) 612-234-9959.

A replay of the conference call will be available from 12:00 p.m. EDT November 01, 2018 until 11:59 p.m. EDT November 03, 2018. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 453804.

Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.

Urban One, Inc. (urban1.com), formerly known as Radio One, Inc., together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. At September 30, 2018, as one of the nation's largest radio broadcasting companies, Urban One owned and/or operated 59 broadcast stations (including our HD stations) in 15 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, Russ Parr Morning Show, Rickey Smiley Morning Show, Get up Morning! with Erica Campbell, DL Hughley Show, Willie Moore Jr Show, Nightly Spirit with Darlene McCoy, Reverend Al Sharpton Show. In addition to its radio and television broadcast assets, Urban One owns Interactive One, LLC (ionedigital.com), the largest digital resource for urban enthusiasts and Blacks, reaching millions each month through its Cassius and BHM Digital platforms. Additionally, One Solution, the Company's branded content agency and studio combines the dynamics of Urban One's holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1 "Broadcast and digital operating income" consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, gain on sale-leaseback and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to "station operating income" or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2 "Adjusted EBITDA" consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, gain on sale-leaseback , Employment Agreement and incentive plan award expenses and other compensation, contingent consideration from acquisition, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as "EBITDA." Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company's operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, and gain on retirements of debt. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3 For the three months ended September 30, 2018 and 2017, Urban One had 45,128,341 and 46,681,585 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the nine months ended September 30, 2018 and 2017, Urban One had 45,946,820 and 47,487,607 shares of common stock outstanding on a weighted average basis (basic), respectively.

4 For the three months ended September 30, 2018 and 2017, Urban One had 47,462,358 and 46,681,585 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.  For the nine months ended September 30, 2018 and 2017, Urban One had 48,376,362 and 47,487,607 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.